SECURITIES & EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ________________________

                                    FORM 10

                  General Form for Registration of Securities

                          Pursuant to Section 12(g) of

                      The Securities Exchange Act of 1934

                            __________________________


                          AMACAN RESOURCES CORPORATION

                  Incorporated in the State of Utah - IRS No.

                              1399 South 700 East
                              Salt Lake City, Utah 84105

                              Telephone No. (801) 486-9911

                            _______________________________


        Securities to be registered pursuant to Section 12(g) of the Act

                    2,225,600 shares of Common Capital Stock

                                (Title of Class)


           Warrants to purchase 85,000 shares of Common Capital Stock

                                (Title of Class)

Item 1.        BUSINESS.

                    (a) Amacan Resources Corporation (hereinafter "Amacan" or "the Registrant" or "the Company") was incorporated in the State of Utah on May 19, 1969.

                    (b) The Company was incorporated for the purpose of engaging in mining exploration and development and soon after its incorporation acquired unpatented mining claims, mineral leases, royalty interests and working interests in mining properties located in the United States and Canada. In addition, the Company has acquired oil and gas licenses located in Canada. Pursuant to a merger with Minerals West, Inc., a Nevada corporation, in March of 1970, additional unpatented mining claims located in Quebec, Canada were also acquired. Other than acquisition of these interests, cursory exploration of properties and preparing a Registration Statement relating to a public offering of its Common Stock pursuant to the Securities Act of 1933, the Company has conducted no business and has had no income from operations.

                    At present, the Company has no full-time employees.  It is anticipated that a mining engineer or geologist will be employed on a full-time basis to direct the Company's proposed exploration programs, and that he will employ on behalf of the Company additional persons required to carry out the exploration program. The minerals of interest in the various properties are copper, silver, uranium, and oil and gas.

                    The Company has mineral assets other than the foregoing
               mineral properties, including rights to royalty payments on uranium ore production from various mining claims in the Gas Hills of Wyoming, and mineral interests.

                    (c)(1) The Registrant has no subsidiaries, and is engaged in only one line of business.

                       (2) The Registrant has not derived any income from operations and does not anticipate that income, if any, will be derived from other than mineral exploration and development and related royalty interests.

                    (d) Inasmuch as Registrant has not yet engaged in business, it has not established any customers upon which it is dependent. At present, there are no customers doing business with the Registrant.

                    (e) As stated above, the Registrant is the holder of unpatented mining claims, working interests and mineral licenses located in the Province of Quebec, Canada. The Company intends to devote approximately 40 per cent of its time and resources to exploration and development of these properties which are held pursuant to licenses obtained from the Department of Natural Resources in Quebec, Canada. As a condition of retaining possessory title to the claims and licenses, the Registrant must perform assessment work every two years on 65 of the unpatented mining claims and annually on 12 unpatented claims at an annual cost of approximately $16,330.

                    To maintain possession of the oil and gas licenses the
               Company must perform annual labor having a minimum value per acre which obligation increases each year. For example, the work performed must have a value of $0.20 per acre in the first year (approximately $46,000) and increases by $0.20 per acre each year thereafter to a maximum of $1.00 per acre. If mineral discovery is made during the initial 5 year license term, the licenses may be renewed for additional periods.

                    (f) The business of mineral exploration and development is extremely competitive, and the Registrant proposes to compete with numerous companies having large technical staffs and greater resources which are engaged in exploration an development. In addition, the search for mining properties and exploratory mining for ores is a business involving considerable risk. There is no assurance that any of the Company's operations will result in discovery of commercially minable ore deposits.


Item 2.        SUMMARY OF OPERATIONS.

                    As of March 31, 1972, the Company was still in the
               promotional and development stage, had not commenced operations, and had not realized any income from operations. Therefore, no summary of operations is available for the Company. Reference is made to the statement of cash receipts and disbursements which accompany the financial statements filed as a part of this Registration Statement.


Item 3.        PROPERTIES.

                    As stated, the principal assets of the Registrant are
               unpatented mining claims and mineral licenses located in the United States and Canada. The location of the properties, the nature of the Registrant's interest and the extent and result of development are set forth as follows:

                    CANADIAN PROPERTIES

                    (a) THE BONEVENTURE PROPERTY. The property consists of 65 unpatented mining claims held by the Registrant covering approximately 2,600 acres located in the eastern tip of Quebec, Canada on the Gaspe peninsula. The property has been the subject of Aeromagnetic surveys made by the governments of Canada and Quebec jointly in 1967 and was examined in 1969 by Dr. J. Robert Assad, formerly the head of the Minerals Deposit Branch of the Quebec Department of Mines and Professor of Economic Mining Geology at Laval University, Quebec City, Quebec. There has been no known production from the properties. Proposed exploration includes geochemical and geophysical surveys, mapping and line cutting.

                    (b) THE MATTAGAMI PROPERTY. The property consists of 12 unpatented mining claims held by the Company covering approximately 480 acres located in Cavalier Township, Quebec, Canada. There has been no geological examination of the property and no known production. Exploration plans consist of a geophysical survey to determine if further work should be done.

                    (c) OIL AND GAS LICENSES. An undivided 75% interest in oil and gas licenses covering approximately 231,000 acres located in the St. Lawrence Valley, Quebec, Canada, were obtained from Provinces X Ltd., a Canadian corporation, in April, 1972. Provinces X retained the remaining 25% interest in the licenses. The Company has carried out no exploration on the properties and is not aware of any past production. Management is considering a limited drilling program to shallow depths in search of oil and gas.

                    SULTAN MINING CLAIMS

                    This property consists of six unpatented mining claims held by the Company located in the Union Mining District, Nye County, Nevada, some 70 miles from Tonopah, Nevada. The property was obtained by the Company pursuant to the merger with Minerals West, Inc. Prior to its acquisition, the property was the subject of a cursory geological examination by the geologist who subsequently transferred the property to Minerals West, Inc. in exchange for stock. Based on its geological examination, the Company is now engaged in a detailed geological examination and geophysical and geochemical surveys. The property has no history of production which is known to the Company.

                    THE VALLEY GROUP

                    The property consists of 25 unpatented mining claims held
               by the Company covering about 450 acres and located 80 miles southwest of Moab, Utah, in the White Canyon Mining District, San Juan County, Utah. The property was acquired from individuals who were promoters and are now shareholders of the Company. Prior to acquisition, a substantial exploratory drilling program was carried out on part of the property, which did not reveal any commercially minable ore. A cursory geological examination of this group of claims by one of the transferors has resulted in a recommendation that the Company complete a drilling program on the one-half of the property not previously drilled. There has been no known production on the properties.

                    THE OUTLOOK GROUP

                    The property consists of 5 unpatented mining claims held by the Company and located in the Elkridge Mining District, San Juan County, Utah. The property was located and staked in 1968 by Douglas J. Davis, a promoter, stockholder and officer of the Company. Prior to being acquired by the Company a hole was drilled to a depth of 250 feet which did not reveal any significant mineralization. A brief geological examination of the property made by another of the Company's shareholders has resulted in a recommendation that further drilling be done for search of ore bodies. There has been no known production.

                    ROYALTY INTERESTS

                    The Company is the owner of royalty interests ranging from
               2% to 10% of retained royalties in uranium properties located in Fremont County, Wyoming. There has been limited development of the properties by persons not associated with the Registrant.

                    MINERAL INTERESTS

                    The Company is the owner of oil and gas mineral interests
               covered by Federal Oil and Gas Leases covering approximately 2,000 acres situated in Phillips County, Montana. No exploration or development is currently being carried out of which the Company is aware and the Company has no plans to explore or develop these interests.


Item 4.  PARENTS AND SUBSIDIARIES.

                    (a)  The Registrant has neither parents or subsidiaries.

                    (b) There are no contractual arrangements known to the Registrant which may at a subsequent date result in a change of control in the Registrant.


Item 5.  PRINCIPAL SECURITY HOLDERS AND SECURITY HOLDINGS OF MANAGEMENT.

                    (a) As of June 30, 1972, owners of 10% or more of the voting securities of the Company were:

                                   TYPE OF        AMOUNT         PER CENT
NAME AND ADDRESS    TITLE OF CLASS OWNERSHIP      OWNED          OF CLASS
----------------    -------------- ----------     --------       ---------

Russell G. Holley      Common      Record and     256,000          12%
2881 Melony Drive                  Beneficial
Salt Lake City, UT

Douglas J. Davis       Common      Record and     256,000          12%
2865 Bonnie Brae Ave.              Beneficial
Salt Lake City, UT

                    (b) As of June 30, 1972, all officers and directors as a group (5 persons) owned the following:

                         AMOUNT
                         BENEFICIALLY        PER CENT
TITLE OF CLASS           OWNED               OF CLASS
--------------           ------------        --------
Common Stock               747,000              33%


Item 6.  DIRECTORS AND EXECUTIVE OFFICERS.

                   (a)  The present directors of the Registrant are:

                                                               ARRANGEMENTS
                  OTHER OFFICES HELD  TERM AS                        OR
NAME              WITH REGISTRANT     DIRECTOR  PERIOD SERVED  UNDERSTANDINGS
-----------------------------------------------------------------------------
Russell G. Holley Chairman of the     3 years   Since May 1969   None
                   Board of Directors

Lamar H. Holley   President           3 years   Since May 1969   None

Douglas J. Davis  Vice President      3 years   Since May 1969   None

                  (b)  The executive officers of Amacan are:

NAME                AGE            POSITION OR OFFICES HELD
-----------------------------------------------------------

Russell G. Holley   52             Chairman of the Board and Director

Lamar H. Holley     49             President and Director

Douglas J. Davis    43             Director and Vice President

John J. Thurmond    48             Secretary

Louis E. Midgley    60             Treasurer

                    (c) Russell G. Holley, Chairman of the Board and a Director, and Lamar H. Holley, President and Director are brothers.

                    (d) A brief account of the business experience during the past five years of each director and each executive officer, including his principal occupations and employments during that period, and the name and principal business of any corporation at which such occupations and employments were carried on, is as follows:

                         (i) Russell G. Holley is self-employed in managing private investments in oil and gas properties and securities. He is a partner in Ken Luff & Associates, an oil and gas exploration company which he helped establish in 1961. He is past Director and Vice President of American Nuclear Corporation, a mining exploration company formed in 1955.

                         (ii) Lamar H. Holley is the owner and manager of
                              Western Sales Associates, a manufacturer's representative organization for mining, electronics, aircraft and aerospace industries. Mr. Holley has been engaged in the retail clothing business and in the management of Utah Motor Club and Great Western Motor Club. He has also acted as Regional Office Manager for Standard Office Systems.

                         (iii) Douglas J. Davis is presently co-owner of Wash-a-Matic and Ming Plating, companies engaged in automobile equipment distribution. He is a past co-owner of Blanding Drilling Company and worked as a drilling contractor until 1964, exploring and developing uranium properties in the Colorado Plateau.

                         (iv) John L. Thurmond is presently associated with a
                              Salt Lake City, Utah firm which specialized in equipment used in refinishing and restoring automobile finishes. From 1964 until 1969, Mr. Thurmond was an agent with All-State Insurance Company where he became a Senior Account Agent.

                         (v) Louis E. Midgley is an attorney engaged in private practice in Salt Lake City, Utah.

               (e)  During the past ten years:

                         (i) No petition under the Bankruptcy Act or any State Insolvency Law was filed by, or against nor was a receiver, fiscal agent or similar officer appointed by a court for the business or property of any officer or director of the Company, or as to any partnership in which an officer or a director was a general partner, at or within two years within the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

                         (ii) No officer or director was convicted in a
                              criminal proceeding or is the subject of a criminal proceeding which is presently pending.

                         (iii)No officer or director was the subject of
                              any order, judgment or decree in any court of competent jurisdiction permanently or temporarily enjoining him from acting as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director, or employee of any investment company, bank, savings & loan association, or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security, or in any way from engaging in or associating with others engaged in such activities.


Item 7.  REMUNERATION OF DIRECTORS AND OFFICERS.

                    (a) No remuneration was paid to the officers and directors of the Company during the last fiscal year. The directors of the Company have agreed that the aggregate salaries payable to the present directors will not exceed $30,000 during the current fiscal year, and that thereafter no salaries shall be paid to the directors except as may reasonably be justified by operations of the Company.

                    (b) The Company presently has no plan for the payment of any annuity, pension or retirement benefits to any of its officers or directors.

                    (c) There is no existing plan or arrangement to remunerate any director or officer of the Company in the future, directly or indirectly, other than through employment with the Registrant or in connection with services rendered as officers and directors of the Registrant.

Item 8.  MANAGEMENT OPTIONS TO PURCHASE SECURITIES.

                    There are no options to purchase securities from the
               Registrant held by any director or officer of the Company.


Item 9.  INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

                    (a) On March 10, 1970, the Company acquired mineral interests in federal oil and gas leases from Lamar H. Holley, Louis E. Midgley and John L. Thurmond, who were the owners of undivided 29%, 15% and 56% interests, respectively, in the minerals. Messrs. Holley, Midgley and Thurmond received 10,000, 5,000 and 20,000 shares, respectively, of the Common Stock of the Company. The leases were originally acquired by an officer and director of the Company at a cash cost of $1,200.00. On March 10, 1970, Russell G. Holley, Lamar H. Holley and Douglas J. Davis each transferred to the Company an undivided 32% interest in the Mattagami Claims located in Quebec, Canada in exchange for 160,000 shares each of the Common Stock of the Company. John L. Thurmond also transferred his 4% undivided interest in the claims in exchange for 20,000 shares of the Company's Common Stock. These claims were acquired at no cash cost to the above-named persons.

                         Russell G. Holley transferred to the Company royalties ranging from .2% to 1% in uranium properties located in the Gas Hills area of Fremont County, Wyoming, in exchange for 60,000 shares of the Company's Common Stock. These royalty interests were acquired at a cash cost of $2,000.

                         Douglas J. Davis transferred an undivided 30% interest in the 25 unpatented mining claims known as the "Valley Claims" located in Southern Utah in exchange for 60,000 shares of the Company's Common Stock. The interest in these claims was acquired by Mr. Davis at no cash cost.

                         Prior to the merger of Minerals West, Inc. into the Company, Russell G. Holley and John L. Thurmond transferred their respective interests in royalties ranging from .2% to 1% retained in uranium claims located in the Gas Hills area of Fremont County, Wyoming to Minerals West, Inc. These royalty interests were originally acquired at a cash cost of $2,000. In addition, John L. Thurmond transferred his 43% interest in the claim group known as the Sultan Group in exchange for 13,000 share of the Common Stock of Minerals West, Inc. These claims were acquired at no cash cost to Mr. Thurmond.

                         Douglas J. Davis also transferred all of the right, title and interest in unpatented mining claims located in Southern Utah, known as the "Outlook Claims" to Minerals West, Inc. for 36,000 shares of the Common Stock of Minerals West, Inc., for which he received 36,000 shares of the Common Stock of the Company pursuant to the merger. Mr. Davis located and staked the Outlook Claim group so that he acquired the claims at no cash cost.

                         On March 10, 1970, Francis N. Charlebois, a Consultant to the Company on its Canadian properties, transferred a 10% carried working interest which he held in the Gaspe and Mattagami properties to the Company in exchange for 160,000 shares of the Common Stock of the Company.

                    (b) No director, officer or associate of any director or officer is or has been indebted to the Registrant.

                    (c) The Registrant does not presently have any pension, retirement, savings or similar plan.

                    (d) The following information is furnished with respect to the promoters of the Registrant and their transactions with the Registrant:

                              The persons named in response to sub-paragraph
                         (a) of this Item may be deemed the promoters of the Company with the exception of Francis N. Charlebois who had no part in the founding of the Company. The nature and the amount of the property interest received by the Registrant, and the consideration given therefor to the promoters is set forth in sub-paragraph (a) as well as the costs thereof. The number of shares agreed to be issued as described was determined by the parties to each transaction acting on behalf of the Company as well as the individuals concerned. These were, therefor, not arm's length transactions.


Item 10.  PENDING LEGAL PROCEEDINGS.

                    There are no pending material legal proceedings to which
               the Registrant is a party.


Item 11.  NUMBER OF EQUITY SECURITY HOLDERS.

                    The number of holders of securities of the Company as of
               March 31, 1972, and the title of the securities held, is as follows:

TITLE OF CLASS           NUMBER OF RECORD HOLDERS
---------------------    ------------------------
Common Capital Stock               363
$0.25 Par Value


Item 12.  NATURE OF TRADING MARKET.

                    The Registrant commenced an offering of 850,000 shares of
               its par value $0.25 Common Stock on January 3, 1972, pursuant to which all of the shares offered were sold at the offering price of $0.50 per share. The offering was completed on March 3, 1972.

                    The Common Stock of the Registrant is currently trading in the over-the-counter market. The principal market makers for the stock are Priestley & Pace Securities, Inc. of Las Vegas, Nevada; Equidyne Securities of Salt Lake City, Utah; John Stevens Company of Denver, Colorado; and M.S. Wein of Jersey City, New Jersey. The high and low bid prices for the Common Stock for the period beginning January 3, 1972 and ending March 31, 1972, and for the quarter commencing April 1, 1972, are as follows:

PERIOD                                  HIGH           LOW
------                                  ----           ---
January 3, 1972 - March 31, 1972        $1.00          $0.50

April 1, 1972 - June 30, 1972           $1.75          $0.62


Item 13.  RECENT SALES OF UNREGISTERED SECURITIES.

         All securities of the Registrant sold by the Registrant within the past three years which were not registered under the Securities Act of 1933, are as follows:

         (i) In March, 1970, the Registrant sold a total of 1,781,200 shares of its par value $0.04 Common Stock to a group of 15 persons in exchange for cash and property as follows:

                (a) 151,200 shares were issued in exchange for cash in the amount of $18,900;

                (b) 1,630,000 shares were issues in exchange for interests in patented and unpatented mining claims, royalties and mineral interests.

         (ii) On June 10, 1970, the stockholders of the Registrant approved the merger into the Registrant of Minerals West, Inc., a Nevada corporation, upon a ratio of one share of the Registrant for each share of the issued and outstanding Common Stock of Minerals West, Inc. Pursuant to the merger, 960,000 shares of the Common Stock of the Registrant were issued in exchange for 960,000 shares of Minerals West, Inc., which was surrendered and canceled. Also in connection with the merger, the shareholders approved an amendment to the Articles of Incorporation of the Registrant so as to reduce its authorized stock to 8,000,000 shares and increase the par value of its shares to $0.125, which became effective June 10, 1970.

         (iii) 10,000 of the Registrant's par value $0.125 Common Stock were issued September 14, 1970, to the transferor of 10% carried working interest in patented mining claims located in Quebec, Canada.

         (iv) On February 4, 1971, the Registrant reverse-split its stock on a ration of 1 share for 2, and increased its par value from $0.125 to $0.25 per share. Pursuant to this recapitalization, 1,375,600 share of $0.25 par value Common Stock were exchanged for 2,751,200 shares of $0.125 par value Common Stock then outstanding.

         (v) Upon completion of the sale of 850,000 shares of Common Stock, the Registrant granted to the underwriter warrants to purchase 85,000 shares of the Company's $0.25 par value Common Stock at an exercise price of $0.55 per share exercisable for a period of four years after January 3, 1973.

                     There were no underwriters involved in any of the
                transactions described above, and no discounts or commissions were paid.

                The cash proceeds from the sale of the Registrant's Common Stock (including proceeds acquired in connection with the merger of Minerals West, Inc. into the Registrant) were used for the following purposes:

PURPOSE                                            CASH AMOUNT
-------                                            -----------
Purchase of property and property rights           $ 49,099.50

Promotional, Exploratory and development costs     $ 10,377.57

Prepaid offering expenses                          $ 13,773.97

Organization expense                               $  4,299.16
                                                   -----------
                                                   $ 77,550.20

         (b) The transactions described above were completed with the following persons:

            (i) Five persons who are officers and directors of the Company;

            (ii) Nine persons who are business associates of the officers and directors of the Company;

            (iii) Four persons who became acquainted with the Company and its affairs through persons described in Paragraph (ii) above;

            (iv) Eighteen persons who were shareholders of Minerals West, Inc. who were informed concerning the Company and its business affairs through proxy solicitation materials.

            (v) The Underwriter of the Company's public offering of 850,000 shares of its Common Stock.

                        Each of the transactions described above was made in
                     reliance upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"), for transactions not involving any public offering. There has been no disposition of any shares or interests by the above-described persons, and each of the persons has represented that these shares were acquired for investment purposes only. The transaction involving shareholders of Minerals West, Inc. described in Paragraph (iv) also was made in reliance upon Section 2(3) of the Act in that no "sale" was involved. All certificates representing the shares which have been issued have been stamped with a restrictive legend restricting their transfer in the absence of registration or an opinion from counsel satisfactory to the Company that registration is not required prior to any such transfer.


Item 14.  CAPITAL STOCK TO BE REGISTERED.

         The authorized capital stock of the Company consists of 4,000,000 shares of $0.25 par value Common Stock, the only class of stock authorized to be issued, of which 2,225,600 shares were outstanding as of March 31, 1972. The following information is furnished with respect to the Common Stock:

         (i) Each share of Capital Stock is entitled to a proportionate share of dividends legally declared and paid, if any. Dividend rights are non-cumulative.

         (ii) Voting rights are non-cumulative. Each shareholder shall have one vote for each share held in his name on the books of the Corporation.

         (iii) Upon any partial or complete liquidation, each share is entitled to a ratable share of the assets distributed after payment to creditors.

         (iv)   There are no pre-emptive rights.

         (v)    There are no conversion rights.

         (vi)   There are no specific provisions for redemption of shares.

         (vii)  There are no sinking fund provisions.

         (viii) Once fully paid, shares are non-assessable.

         (b) Rights of Holders of stock may not be modified to otherwise than by a vote of the majority or more of the shares outstanding.

         (c) There is no provision restricting repurchase or redemption of shares by the Corporation while there is any arrearage in payment of dividends or sinking fund installments.


Item 15.  DEBT SECURITIES TO BE REGISTERED.

         The Registrant has no debt securities to be registered.


Item 16.  OTHER SECURITIES TO BE REGISTERED.

         (a) Warrants to purchase 85,000 shares of the Common Stock of the Company were issued to Priestly & Pace Securities, the managing underwriter of the Company's recent public offering. These warrants are exercisable for a period of four years commencing January 3, 1973, at an exercise price of $0.55 per share. For information concerning these Warrants, see Item 13 above.


Item 17.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 16-10-4, Utah Code Ann. (Supp. 1969), provides, in part, as follows:

         "Each corporation shall have the power:

                                  *  *  *  *

         (o) to indemnify any director or officer or former director or officer of the Corporation, or any person who may have served at its request as a director or an officer of another corporation in which it owns shares of capital stock, or of which it is a creditor, against expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding, to be liable for negligence or misconduct in the performance of duty; and to make any other indemnification that shall be authorized by the Articles of Incorporation or by any Bylaws or resolutions adopted by the shareholders after notice."

         Insofar as indemnification for liability arising out of the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities & Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


Item 18.  FINANCIAL STATEMENTS AND EXHIBITS.

   A. FINANCIAL STATEMENTS:

      Amacan Resources Corporation (formerly United Energy Corporation)

      1. Accountants report.

      2. Statement of assets, unrecovered promotional, exploratory and development costs, liabilities and capital shares, April 30, 1972.

      3. Statement of cash receipts and disbursements for the period from November 18, 1968 (date of inception) to April 30, 1972.

      4. Notes to the financial statements.


   B. EXHIBITS

      The following exhibits are incorporated herein by reference to the Registration Statement on Form S-3 filed by the Registrant under the Securities Act of 1933, as amended, and declared effective on January 3, 1972. The designation identifying each exhibit is the designation given in the previous filing:

      3.    Articles of Incorporation of the Registrant dated May 19, 1969.

      3.1 Amendments to the Articles of Incorporation of the Registrant dated December 29, 1969, June 17, 1970, February 9, 1971 and September 23, 1971.

      3.2   Bylaws of the Registrant as now in effect.

      4.    A copy of the stock certificate for the shares being registered.

      In addition to the foregoing exhibits which are incorporated herein by reference, the Registrant files as an exhibit to the Registration Statement a specimen copy of the warrant issued to the Underwriter of the Company's stock offering. The specimen copy is attached hereto as "Exhibit A".

                                   SIGNATURES

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

   DATED this 20th day of July, 1972,


                AMACAN RESOURCES CORPORATION


                By:   /s/ LAMAR H. HOLLEY
                      -------------------
                      Lamar H. Holley, President

                             AMACAN RESOURCES CORPORATION
                         (Formerly United Energy Corporation)
                     STATEMENT OF CASH RECEIPTS AND DISBURSEMENTS
     FOR THE PERIOD FROM NOVEMBER 18, 1968 (DATE OF INCEPTION) TO APRIL 30, 1972

                             November  Year      Year      Year
                             18, 1968  Ended     Ended     Ended
                             to April  April 30, April 30, April 30,
                             30, 1969  1970      1971      1972        Total
                             --------- --------- --------- --------- --------
 RECEIPTS:

 Sales of securities . . . .  $2,500   $86,400              $425,000 $513,900
 Interest earned . . . . . .                      $ 1,100        338    1,438
 Royalty income  . . . . . .                                     266      266
 U.S. Treasury bills matured                       19,400              19,400
                              -------- --------- --------- --------- --------
       Total Receipts  . . .  $2,500   $86,400    $20,500   $425,604 $535,004
 DISBURSEMENTS:
 Purchase of property and
 property rights
    (Note 2) . . . . . . . .                        2,500     14,469   57,149
 Purchase U.S. Treasury bills                      19,400              19,400
 Unrecovered promotional,
 exploratory and development
 costs (Note 3)
    Assessment work  . . . .                                     550      550
    Interest . . . . . . . .                149         7                 156
    Accounting . . . . . . .                          519                 519
    Taxes and licenses . . .                140       577        516    1,233
    Telephone  . . . . . . .                384       884      2,732    4,000
    Office supplies and
     miscellaneous . . . . .       2        255       408        449    1,114
    Office rent  . . . . . .                          100      1,350    1,450
    Labor and contract
     drilling  . . . . . . .              2,325       300               2,625
    Travel and promotion . .              1,621     1,115      1,996    4,732
 Offering expenses (Note 4):
    Underwriting commissions
     and expenses  . . . . .                                  47,500   47,500
    Legal fees . . . . . . .              3,750     5,274     18,393   27,417
    Accounting fees  . . . .                        1,208        650    1,858
    Geologist and mining
     consultant  . . . . . .                        2,161        208    2,369
    Printing and miscellaneous                      1,000      2,601    3,601
 Organizational expenses
  (Note 5):
    Legal fees . . . . . . .    500      3,474                          3,974
Travel and promotion . . . .               325                            325
                             --------- ---------- ---------- -------- --------
   Total Disbursements . . . $  502    $52,603    $ 35,454   $91,412 $179,971
EXCESS OF RECEIPTS OVER
 DISBURSEMENTS(DISBURSEMENTS
    OVER RECEIPTS)            1,997     33,797     (14,954)   334,192  355,032
CASH BALANCE, BEGINNING OF
 PERIOD                           0      1,998      35,795     20,841
                             ---------- --------- ---------- -------- --------
CASH BALANCE, END OF PERIOD  $1,998    $35,795    $ 20,840   $355,032 $355,032

                          AMACAN RESOURCES CORPORATION
                      (Formerly United Energy Corporation)

                       NOTES TO THE FINANCIAL STATEMENTS
                              DATED ARIL 30, 1972

1. ORGANIZATION AND HISTORY. On June 20, 1970, an agreement of merger was entered into, whereby Minerals West, Incorporation (A Nevada corporation) was merged into United Energy Corporation (A Utah corporation). The agreement provided for the issuance of one share of the common stock of the par value of 12 per share of the surviving entity (United Energy Corporation) in exchange for each of the 960,000 outstanding shares of the common stock of Minerals West, Incorporated on a one-for-one basis. The "pooling of interests" method of accounting has been used to combine the assets, unrecovered costs and liabilities of the two merged corporations, and in stating the cash receipts and disbursements of the two entities since their inception. Minerals West, Incorporated was incorporated as of November 18, 1968 and United Energy Corporation as of May 19, 1969.

     On February 4, 1971, the shareholders resolved that the Articles of Incorporation of the Company be amended to effect a reverse split of the common stock at a ratio of one share of 25 par value common stock for
     each two shares of 12   par value common stock and that the authorized
     capital be changed from 8,000,000 shares of 12   par value common stock to
     4,000,000 shares of 25 par value common stock. The capital shares are shown in the financial statements in accordance with this amendment.

     On September 20, 1971, the shareholders resolved that the Articles of Incorporation of the Company be amended to effect a change in the name of the Company from United Energy Corporation to Amacan Resources Corporation.

2.   MINING CLAIMS AND RIGHTS.  A summary follows:

                                                           Cost
                                             ---------------------------------
              Description                        Cash               Shares
              -----------                    -------------      --------------

12 unpatented mining claims, located
in or near Cavalier, Electoral
District of Abitibi-Fast, Province of
Quebec, Canada, and known as the
Mattagami claims.  Of the 15
unpatented mining claims originally
acquired, three were abandoned during
the current period.                                                   580,000

65 unpatented mining claims, located
in or near Gaspe', Province of Quebec,
Canada, known as the Charlebois-
Boneventure group                              $49,099.50              85,000

25 unpatented mining claims located in
San Juan County, Utah and described as
the Valley, West Valley, Milkie Way
and Playboy claims                                                    120,000

Royalty interests in 57 unpatented
uranium mining claims located in
Fremont County, Wyoming and known as
the Cal Claims, MBH Claims and P&F                                    110,000
Claims

An undivided 75% interest in oil an
gas licenses located in St. Lawrence
Valley, Quebec, Canada, covering
approximately 231,000 acres                     $8,049.00

5 unpatented mining claims located in
the Colorado Plateau Mining Area in
San Juan County, Utah, and known as
the Outlook Claims                                                     60,000

Oil, gas and mineral rights in
1,919.18 acres of land located in
Phillips County, Montana                                               35,000

6 unpatented mining claims located in
Nye County, Nevada, and known as the
Sultan Claims                                                          30,000
                                               -----------        -----------

                Totals                          $56,148.83          1,020,000


     On September 9, 1970, the Company acquired all of a previously retained 10% carried working interest in certain of the unpatented mining claims located on the Gaspe' Peninsula in Quebec, Canada. The agreement provided for consideration in the amount of $2,500.00 cash, a promissory note in the amount of $2,500.00 and the issuance of 5,000 shares of its present
     25 par value common stock. The non-interest bearing promissory note has since been paid in full.

     In May, 1971, the Company relinquished its rights to 337 unpatented mining claims located in or near Gaspe', Province of Quebec, Canada. On August 12, 1971, the Company reacquired 65 of the Charlebois-Boneventure group claims for an expenditure in the amount of $3,919.50. Total cash cost in acquiring and retaining the 65 claims is in the amount of $49,099.50.

     The transferors of the mining claims and rights are or have been officers and/or stockholders of the merged corporations. Therefore, the property acquisitions were not at arms length.

3. UNRECOVERED PROMOTIONAL, EXPLORATORY AND DEVELOPMENT COSTS. Net costs in the amount of $17,523.52 for the period from inception of the two merged corporations (November 18, 1968 and April 10, 1969) to April 30, 1972 have been capitalized as unrecovered costs. A summary follows:

                      Assessment work            $ 550.00
                      Interest expense             155.75
                      Accounting                   519.00
                      Legal fees                   131.20
                      Taxes and licenses         1,231.34
                      Telephone                  4,000.42
                      Office supplies and        1,113.97
                        expense
                      Office rent                1,450.00
                      Labor and contract          2,625.0
                        drilling
                      Travel and                 4,731.33
                        promotion
                      Organizational             2,719.06
                        costs amortized
                                              -----------
                              Total             19,227.08


                   Deduct:
                      Interest     2,216.69
                       earned
                      Royalty        266.46      2,483.15
                       income
                                  ---------     ---------
                     Unrecovered Costs - Net    16,743.93

     The Company expects to charge the unrecovered costs to expense ratably as production occurs.

4. SECURITIES OFFERING. Pursuant to registration statement on Form S-3 filed with the Securities and Exchange Commission of the United States Government, an offering was commenced on January 3, 1972 and terminated March 3, 1972. The total amount of securities offered and sold was 850,000 shares of 25 par value common stock. A summary follows:

TOTAL PROCEEDS FROM THE OFFERING
  (850,000 shares at 50  each)                                      $425,000.00

DEDUCT OFFERING EXPENSES:
   Underwriting discounts and commission  $       42,500.00
   Underwriter's expenses                             5,000
   Legal fees and costs                           27,417.27
   Accounting fees                                 1,859.05
   Geologist and mining consultant fees            2,369.19
   Printing and miscellaneous                      3,600.94           82,746.45
                                                  ---------         -----------
NET PROCEEDS FROM OFFERING                                          $342,253.55

ALLOCATION OF NET PROCEEDS:
   Capital shares - 850,000 shares with
      a par value of 25  per share                                  $212,500.00
   Paid-in capital                                                   129,753.55
                                                                    -----------
                                                                    $342,253.55

5. ORGANIZATIONAL EXPENSES. Organizational expenses in the total amount of $4,299.16 are being written off over a 60-month period.

6. WARRANTS ISSUED. Warrants to purchase 85,000 shares of common stock of the Company were issued to the underwriter of the Company's recent public offering. These warrants are exercisable for a period of four years commencing January 3, 1973, at an exercise price of $.55 per share.

                                   Exhibit A


                             STOCK PURCHASE WARRANT


     This is to certify that _____________________________ is entitled to purchase ________ shares of fully paid and non-assessable Common Stock of Amacan Resources Corporation at an exercise price of Fifty Five Cents ($.55) per share, exercisable for a period of four (4) years commencing January 3, 1973, and ending January 3, 1997. This Warrant may be exercised in whole or in part upon presentation of the Warrant and payment of the purchase price at the offices of the Company in Salt Lake City, Utah; subject, however, to the limitations herein contained.
     The Company agrees to reserve a sufficient number of shares from its authorized and unissued Common Stock to provide for the delivery of stock pursuant to the exercise of this Warrant; to protect this Warrant against dilution from stock dividends, stock splits, changes in the par value below the current par value of $.25, reclassification, consolidations, or mergers.
     It is understood that this Warrant and the stock issued pursuant to the exercise of this Warrant shall be taken by the holder for investment purposes only and may not be sold, transferred, pledged or hypothecated unless it has first been registered under the Securities Act of 1933, or unless counsel has given an opinion satisfactory to the Company that registration under said Act is not required.
     Dated this _____ day of _____, 19__.

                                   AMACAN RESOURCES CORPORATION



                                   By:_________________________
                                    Its:_______________________